Exhibit 99.1

francesca’s® Provides Fourth Quarter Fiscal Year 2017 Update and

Introduces Fiscal Year 2018 Estimated Tax Rate and

Boutique Net Openings

•	Reaffirms fourth quarter 2017 sales
•	Updates diluted earnings per share to reflect tax legislation impact

HOUSTON, TEXAS — February 27, 2018 — Francesca’s Holdings Corporation (Nasdaq: FRAN) today announced that the Company has reaffirmed sales guidance and updated EPS guidance for the fourth quarter ending February 3, 2018. The Company now expects fourth quarter 2017 net sales of $138.5 million and a comparable sales decline of 15%, both at the high end of guidance. The guidance ranges, noted in the Company’s January 4, 2018 press release, were net sales of $137 million to $139 million with a comparable sales decline of 15% to 17%.

As noted in the January 4, 2018 press release, the Tax Cuts and Jobs Act prompted a non-cash write-down of the Company’s deferred tax asset in the fourth quarter 2017. This is anticipated to increase tax expense by approximately $3 million to $4 million, or approximately $0.08 to $0.11 per diluted share. As a result, fourth quarter 2017 GAAP diluted earnings per share is expected to be in the range of $0.07 to $0.11. Excluding the write-down of the deferred tax asset and related tax expense increase, adjusted diluted earnings per share is now estimated to be $0.18 to $0.19. This is at the low end of the prior guidance of $0.18 to $0.23 as the Company continued to take actions to address slow-selling merchandise.

Fiscal year 2017 GAAP diluted earnings per share is expected to be in the range of $0.39 to $0.43. Excluding the write-down of the deferred tax asset and related tax expense increase, adjusted diluted earnings per share is now estimated to be $0.50 to $0.51. This compares with prior adjusted earnings per share guidance of $0.50 to $0.55.

For fiscal 2018, the Company expects the effective tax rate to decrease to approximately 26% based on the new tax legislation.

The Company’s priorities in fiscal 2018 are to drive improved comparable sales performance through improved merchandising, while continuing to make strategic investments for the future that will drive long term sustainable growth and shareholder value. While new boutiques produce favorable financial returns, the Company believes it is prudent to moderate boutique openings in 2018 as it focuses on improving merchandising and investing in existing boutiques and infrastructure. The Company expects to open approximately 35 new boutiques in high traffic locations while also refreshing approximately 80 to 90 high volume existing boutiques. Additionally, the Company has increased performance expectations of existing boutiques and, as a result, will close approximately 20 boutiques.

The Company will remain vigilant on expenses and capital management to ensure it continues to invest in future growth. The Company plans to continue to allocate cash within its stated capital allocation framework. The priorities for excess cash are boutique and ecommerce investments, infrastructure investments and share repurchases.

Steve Lawrence, President and Chief Executive Officer, stated, “Our primary focus in fiscal 2018 will be to continue aligning our merchandise assortments with our core guest and execute the strategic initiatives we have previously communicated. We believe this will stabilize our business, drive improved financial performance and enable us to enhance shareholder value.” Mr. Lawrence added, “In fiscal 2017, we made significant investments in our infrastructure to develop a stronger foundation for our future. We will continue to enhance those investments and we expect to see the benefit of these investments to take hold in fiscal 2018 and beyond. We look forward to sharing more details around our plans for 2018 on our next earnings call.”

Earnings Conference Call

francesca’s® plans to release fiscal fourth quarter 2017 financial results on March 27, 2018. The company will host a conference call on that day at 8:30 a.m. ET to discuss fourth quarter 2017 results.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect our current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences or changes in consumer environment, including changing expectations of service and experience in boutiques and online, and evolve our business model; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our ecommerce business; our ability to successfully open and operate new boutiques each year and our ability to efficiently source and distribute additional merchandise quantities necessary to support our growth; new developments such as tax legislation that may influence the effective tax rate and financial outlook. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended January 28, 2017 filed with the Securities and Exchange Commission on March 22, 2017 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement.

The Company may not issue future press releases discussing guidance or financial results such as this one other than associated with routine quarterly and annual financial reporting.

Preliminary Results

The Company's announced preliminary results for its fourth quarter and fiscal year ended February 3, 2018 are preliminary and may change. The Company and its auditors have not completed their normal closing and audit procedures for the quarter and fiscal year ended February 3, 2018. There can be no assurance that final results for the quarter and full year will not differ from the preliminary results, including as a result of closing procedures or audit adjustments. In addition, these preliminary results should not be viewed as a substitute for full financial statements prepared in accordance with GAAP that have been audited by the Company's auditors.

SEC Regulation G – Non-GAAP Information

This press release included non-GAAP adjusted earnings per share, a non-GAAP financial measure. The Company believes this non-GAAP financial measure not only provides our management with comparable financial data for internal financial analysis but also provides meaningful supplemental information to investors. Specifically, this non-GAAP financial measure allows investors to better understand the performance of the business and facilitates a meaningful evaluation of our quarterly and fiscal year 2017 diluted earnings per share on a comparable basis with our quarterly and fiscal year 2016 results. This non-GAAP measure should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

About Francesca's Holdings Corporation

francesca's® is a growing specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. Today, francesca's® operates approximately 721 boutiques in 47 states and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:

ICR, Inc.	Company
Jean Fontana	Kelly Dilts 832-494-2236
646-277-1214	Kate Venturina 832-494-2233
IR@francescas.com